SECOND AMENDMENT TO PARTICIPATION AGREEMENT

     THIS SECOND AMENDMENT TO  PARTICIPATION  AGREEMENT is made as of this 1st day of May 2002, by and among  GREAT-WEST LIFE & ANNUITY  INSURANCE
COMPANY ("GWL&A"),  AMERICAN  CENTURY   INVESTMENT   MANAGEMENT,   INC.  (the
"Adviser)   and   AMERICAN   CENTURY   INVESTMENT   SERVICES,    INC.   (the
"Distributor"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement (defined below).

                                    RECITALS

         WHEREAS, GWL&A, the Adviser and the Distributor are parties to a certain Participation Agreement, dated September 14, 1999, and amended April 20, 2000 (the "Original Agreement"), pursuant to which shares of Portfolios of the Fund, an open-end management investment company registered under the Investment Company Act of 1940, are made available to act as an investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts to be offered by insurance companies, including GWL&A; and

         WHEREAS, the parties have agreed to add Class I of the VP Ultra Fund as a Designated Portfolio on behalf of the Accounts to fund the variable annuity contracts sold through FutureFunds as well as the variable life insurance contracts sold through COLI VTJL Series Account 2, either directly or indirectly through the Profile Portfolios of the Maxim Series Fund, Inc. and the parties have agreed to revise Schedule B to include this new Designated Portfolio as well as the available class for each Designated Portfolio.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows, effective as of the date first written above:

         1. Schedule B of the Original Agreement is hereby deleted and replaced in its entirety with the Schedule B attached hereto and incorporated by reference herein.

         IN WITNESS WHEREOF, the undersigned duly authorized officers have executed this Amendment in their capacities as such as of the date first written above.


GREAT WEST LIFE & ANNUITY INSURANCE COMPANY

By: /s/ Ron Laeyendecker
Name:   Ron Laeyendecker
Title:  Vice President

AMERICAN CENTURY INVESTMENT
MANAGEMENT, INC.

By: /s/ William M. Lyons
Name:   William M. Lyons
Title:  Executive Vice President

AMERICAN CENTURY INVESTMENT SERVICES, INC.

By: /s/ William M. Lyons
Name:   William M. Lyons
Title:  Executive Vice President


                                   SCHEDULE B

Designated Portfolios (offered either directly or indirectly to the Accounts)

Name of Portfolio                                      Available Class

American Century VP Capital Appreciation                   Class I
American Century VP Balanced                               Class I
American Century VP Advantage                              Class I
American Century VP International                          Class I
American Century VP Value                                  Class I
American Century VP Income & Growth                        Class I
American Century VP Ultra                                  Class I